BENTON-FRANKLIN ECONOMIC DEVELOPMENT DISTRICT

REGIONAL REVOLVING LOAN FUND

DEVELOPMENT LOAN AGREEMENT

THIS AGREEMENT made and entered into this 15th day of September, 2004, by and between BENTON-FRANKLIN ECONOMIC DEVELOPMENT DISTRICT, Richland, Washington, a component of the BENTON-FRANKLIN COUNCIL OF GOVERNMENTS (BFEDD), and IsoRay Medical, Inc.(BORROWER).

W I T N E S S E T H:

Throughout the term of this Agreement and related documents, the following terms are defined and hereinafter referred to as follows:

LENDER:	Benton-Franklin Economic Development District

BORROWER:	IsoRay Medical, Inc.

PROJECT:	Business start-up Medical isotope production

GUARANTORS:	Lane Bray, Michael Dunlop, Karen Thompson, Bob Schenter, Don Segna, Linda Bates, Dave Swanberg, Larry Fookes, Tom Collier, Alan Waltar, Marlene Oliver, Roger Girard, John Hrobsky and John Boland.

PROJECT AREA:	Benton County

PROGRAM AUTHORITY:	This loan is authorized pursuant to the provisions of Title IX of the Economic Development Act of 1965, as amended.

WHEREAS, Borrower has filed with the BFEDD its formal application for a loan to be issued in accordance with the provisions of the Program Authority; and

WHEREAS, the purpose of the loan is set forth in the Project application; and

WHEREAS, BFEDD, in reliance on information submitted by Borrower in its application, financial records, and supporting documentation has determined to loan funds to Borrower in accordance with the terms of this Agreement and supporting documents, which application and documents specifically disclose the only existing creditors (other than those acquired in the regular course of business);

NOW, THEREFORE, the parties agree as follows:

I.
TERM OF AGREEMENT

The term of this Agreement shall be for a period of approximately Sixty (60) months and shall commence on the 15th day of September, 2004, and terminate, unless otherwise extended in writing by mutual agreement of the parties, on the 1st day of October, 2009; provided, however, that in no event shall this Agreement terminate until all sums loaned to Borrower by BFEDD, and other sums due under this Agreement and the Promissory Note (Exhibit “A”) have been paid to BFEDD.

II.
FUNDING PROVISIONS

1. BFEDD will loan to Borrower the maximum sum of Two Hundred Thirty Thousand Dollars ($230,000), which will be paid to Borrower in accordance with the terms of this Agreement and as follows:

(a)
Each disbursement of loan funds by BFEDD, whether in installments or in a lump sum, shall first be requested by Borrower, in writing, and shall be in such amount as is supported by invoices or other documents acceptable to BFEDD.

(b)	The total cumulative amount of such disbursements shall not exceed the maximum amount of the loan as set forth above.

(c)
No more than (1) disbursement of loan funds will be made each week, and all disbursement of funds will be accomplished by January 30th, 2005. BFEDD is under no obligation to disburse funds to Borrower after that date. Additionally, if at any time during that six-month period there remain funds un-disbursed and, in the sole opinion of BFEDD, the Borrower is failing to meet any terms of this loan agreement and its exhibits, including the promissory note, BFEDD has the option of refusing to disburse the balance of the funds and the Borrower will be obligated only for the funds drawn to date plus interest and fees on that amount.

(d)	The loan of funds shall be evidenced by a Promissory Note; a copy of which is attached hereto, marked Exhibit “A”, and by this reference incorporated herein.

(e)	The loan shall be repaid in accordance with the terms of the Promissory Note. BFEDD will provide an amortization schedule when final disbursement of loan funds is made.

2.A loan organization fee of one and one-half percent (1-1/2%) of each disbursement will be charged and shall be deducted from the proceeds of such disbursement of loan funds to borrower.

3. There shall be due on each required payment a loan maintenance fee of one-half of one percent (1/2%) per annum of the diminishing principal balance and said fee shall be deducted before any payment is credited to principal and interest.

4. BFEDD loan funds must be used by the Borrower for eligible Project costs consistent with those costs identified in the loan application and as set forth below:

5. Borrower may, at its option, at any time and without penalty, make advance payments on all or any part of the principal of the loan then remaining unpaid.

6. Payments shall be made payable to the order of and sent to:

BENTON-FRANKLIN ECONOMIC DEVELOPMENT DISTRICT
P.O. Box 217
Richland, Washington 99352

or to such other address as BFEDD may direct in writing.

7. Any payment to be made by the Borrower on the Promissory Note that has not been received by BFEDD within fifteen (15) days of the payment due date, shall be deemed late and a penalty of five percent (5%) of the current payment due will be assessed as a late charge and shall be deducted from such payment before any amount is credited to interest or principal.

III.
SECURITY

1. As security for the repayment of the loan, Borrower shall provide, or cause to be provided prior to disbursement of any funds hereunder, the following

(a)	A Promissory Note (Exhibit “A”)

(b)	A security position in all equipment, materials and inventory as evidenced by a Security Agreement, which is attached hereto as Exhibit “B”, and by this reference incorporated herein.

(c)
The personal guarantee of Lane Bray, Michael Dunlop, Karen Thompson, Don Segna, Linda Bates, Dave Swanberg, Larry Fookes, Tom Collier, Alan Waltar, Marlene Oliver, Bob Schenter, Roger Girard, John Hrobsky, and John Boland, said guarantee being attached hereto as Exhibit “C” - C-10 and incorporated herein by reference.

                    2. Borrower agrees to timely execute all documents necessary to perfect said security interest.

          3. This Agreement shall not become operative and no disbursements of any funds hereunder shall be made unless and until Borrower has fully executed and delivered to BFEDD Exhibits “A,” “B,” and “C,” and any other documents required by BFEDD or necessary to perfect a security interest.

IV.
PRIORITY OF PROMISSORY NOTE

The agreement between Borrower and BFEDD shall be as set forth herein and as set forth on a Promissory Note dated (Exhibit “A”), and by various other attachments to this Agreement and security instruments and other terms and conditions set forth herein. Any conflict between said Promissory Note and other documents under the terms of this Agreement shall be resolved in favor of the terms contained in the Promissory Note.

V.
COVENANTS

            1. Compliance with the following covenants shall begin at the execution of this Agreement, except for those items dependent upon the analysis of Borrower’s financial statements for which annual determination of compliance shall commence with Borrower’s fiscal year-end consolidated statement for its fiscal year. Borrower (including any subsidiaries as defined in Paragraph 2 below) hereby agrees that, without prior written consent of BFEDD:

(a)	As defined by generally accepted accounting principles, the Borrower will not allow its net working capital position ratio of current assets to current liabilities to be less than 1.3 to 1.0.

(b)
It will make no loans or advances to the Borrower’s officers, employees, or owners, except those usually made in the ordinary course of business, and the total of all such loans and advances outstanding shall not exceed Five Thousand Dollars ($5,000.00) at any one time.

(c)	It will not become liable either directly or indirectly for obligations of others.

(d)	It will pay no dividends and make no distributions on its ownership interests.

(e)
It will not further encumber its assets or incur indebtedness in addition to that now existing and that provided for in this Loan Agreement, except indebtedness regularly incurred in the ordinary course of business and payable within one (1) year without prior notification of the BFEDD.

(f)	It will not sell or transfer all or a substantial part of its assets, except those usually sold in the ordinary course of business.

(g)
It will not pay annual compensation to its officers, directors (or family members of its officers, directors, or to any salaried individual,) in excess of One Hundred Thousand Dollars ($100,00.00) annually for all of said persons combined during the life of the loan.

(h)
It will not purchase fixed assets or incur any additional long-term lease and lease-purchase obligations which require aggregate annual payments exceeding twenty-four Thousand Dollars ($24,000.00) per year. No fixed asset expenditures shall be made or lease or lease-purchase obligations incurred, the result of which would be to reduce Borrower’s ratio of current assets to current liabilities below 1.3 to 1.0, subject to re-negotiation, depending upon the need and to be reviewed by BFEDD.

(i)
It will not permit its consolidated ratio of long-term debt (including long-term lease and lease-purchase obligations that shall be capitalized for the purposes of this Agreement) to equity (including subordinated debt) to exceed at any time 3.0 to 1.0. Borrower certifies that there is currently no long-term debt except as may be disclosed on page 2 hereinabove.

(j)
It will not purchase, retire, or acquire, except by gift, any of its ownership interest, and it will not merge with any other corporation or business entity except as approved by the BFEDD, except in the case of the normal sale or acquiring of stock.

(k)	Borrower will not pay annual rent on the premises at 350 Hills Street, Suite 106, Richland, WA 99352, in excess of forty-five Thousand Dollars ($45,000.00) during the life of the loan.

         2. Borrower warrants that none of its principal and/or owners has been debarred or suspended, is ineligible, or has been voluntarily excluded from a transaction covered by 15 CFR 26.2315, 26.220, and/or 26.625. If, after date hereof, BFEDD determines that borrower or any principals and/or owners have been debarred or suspended, then any amounts due BFEDD under this Loan Agreement and/or the Promissory Note shall become immediately due and payable in full.

3. For the purposes of this Agreement, Borrower’s consolidated financial statements, prepared in accordance with generally accepted accounting principles, shall include Borrower and all its subsidiaries (i.e., corporate, foreign and domestic, in which Borrower owns, directly or indirectly, more than fifty percent (50%) of the outstanding capital stock), and shall be consolidated in accordance with generally accepted accounting principles.

4.  Borrower shall submit to BFEDD, at least quarterly and more frequently if required by BFEDD, financial statements of Borrower, including an income, expense, and retained earnings statement covering the period having elapsed from the date of the last prior such submissions, and a balance sheet which is not more than thirty (30) days old. Where there is, in the opinion of BFEDD, evidence of inaccuracies in the Borrower’s accounting or noncompliance with the terms of this Agreement, BFEDD may, at its option, require Borrower’s financial statements to be audited by an independent certified public accountant. Should the audit verify the existence of such inaccuracies or noncompliance, Borrower shall be required to reimburse BFEDD for the services of such certified public accountant. On an annual basis, Borrower shall supply an annual financial review statement prepared by a certified public accountant.

Based upon financial review statements supplied by the Borrower, the BFEDD may require up to 50% of net earnings after taxes be applied to the principal of the loan at the end of each fiscal year.

5. Borrower agrees that in any public announcements, other than paid advertising, concerning subject business, the financial support of the BFEDD and (where applicable) CDBG shall be acknowledged.

6. Commencing on the 1st day of January, 2005, the Borrower shall submit to BFEDD the Employment Monitoring Form detailing the number of employees, including job classification, race, sex and household income on Borrower’s payroll during the preceding three (3) months and such other employment information as BFEDD may from time to time require. THIS PROVISION SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT.

7. BFEDD shall make no disbursements to Borrower under the terms of this Agreement prior to receipt of evidence, satisfactory to BFEDD, of Borrower’s interest in and/or control of the real property which is part of the Project. Such evidence may include a lease, a policy of title insurance, or other evidence satisfactory to BFEDD indicating that Borrower has such interest in property as necessary for the operation of the Project during the term of this Agreement.

8. Borrower warrants that there is no encumbrance, lien, easement, license, title cloud, or outstanding interest of any type which may in any way interfere with operations and/or maintenance of Project contemplated herein. The fact that BFEDD has required, examined, and/or passed on any document of title as described in paragraph 7 above shall in no manner diminish the effect of the preceding warranty, nor create any liability on the part of BFEDD, it being understood and agreed that the facts relating to control of the Project Area and related real estate interest are more readily available to Borrower than to BFEDD.

9. Borrower warrants that there has been no un-remedied adverse change since the date of the application for this loan in the financial or any other condition of Borrower that would warrant withholding or not making any disbursements under this agreement.

10. During the term of this Agreement, Borrower shall not sell, transfer, exchange, mortgage, lease, hypothecate, or otherwise encumber in any manner, all or a portion of the personal property, real property, or improvements now existing or hereafter acquired by Borrower as a part of Project, without prior written consent of BFEDD except for the property sold in the ordinary course of business.

11. Borrower agrees that all contracts between Borrower and any other contractor or contractors related to Project shall:

(a)	Be awarded in accordance with all applicable laws and regulations.

(b)
Prohibit discrimination against any person who is employed in the work covered by such contracts, or who is a candidate for such employment, because of sex, race, age, religion, color, physical handicap, national origin, or marital status. Such provisions shall include, but not be limited to, the following: employment upgrading, promotion or transfer, recruitment, advertising, layoff or termination, rates of pay or other forms of compensation, and selection for training, including apprenticeship.

(c)
Require contractor compliance with all air pollution and environmental control rules, regulations, ordinances, and statutes that apply to work performed pursuant to the contract, including, but not limited to, both the National Environmental Protection Act and the Washington State Environmental Protection Act.

          12. BFEDD may, at any and all reasonable times during the term of this Agreement, enter Borrower’s business premises for the purpose of inspecting the Project during the course of or following the completion of the Project thereon, and for any other purpose arising from the performance of this Agreement.

13. The respective successors and assigns of Borrower shall be bound to observe the terms of this Agreement, and Borrower shall deliver to BFEDD evidence that any successor or assign has agreed, in writing, to assume Borrower’s responsibilities hereunder.

14. Borrower shall at times during the term of this Agreement:

(a)	Continuously operate in an efficient and economical manner all Project facilities acquired, improved, maintained, and completed in full or in part, as a result of the loan made hereunder.

(b)
Maintain in full force and effect, at the time of final approval by BFEDD and prior to disbursement of funds, and effective fire and hazard insurance policy to the full insurable value, and a liability insurance policy in the minimum amount of $1,000,000. Such policy or policies shall be in a form satisfactory to BFEDD and

(1)
Borrower shall, upon receipt thereof, forthwith submit to BFEDD copies thereof, including any new or renewal policies effective during the term of this Agreement. Copies of such policy or policies shall be submitted at least twenty (20) days prior to the effective date or dates thereof.

(2)	Such policy or policies shall contain the following endorsement:

“The Benton-Franklin Economic Development District, its officers, employees, and agents, are hereby declared to be additional insured, and lender’s loss payee under the terms of this policy, as to activities of both IsoRay Medical, Inc. and Benton-Franklin Economic Development District with respect to the Project, and this policy shall not be cancelled without thirty (30) days’ written notice to Benton-Franklin Economic Development District.”

(3)
Loss under said fire hazard and liability insurance policy or policies shall be payable to BFEDD, as its interest may appear, for deposit in an appropriate trust fund. If BFEDD deems it appropriate, the proceeds may be paid to Borrower upon Borrower’s application for the reconstruction of the destroyed or damaged facilities.

(4)
BFEDD shall not be held liable for the payment of any premiums or assessments of such insurance policy or policies; EXCEPT THAT, should the Borrower fail to ay any insurance premiums when due, or fail to maintain in full force and effect insurance as provided for in this paragraph, BFEDD may pay the insurance premium, or provide insurance as provided for in this paragraph, and the amount so paid for said insurance with interest at the rate set forth in Exhibit “A”, shall be added to and become a part of the amount due under the terms of Exhibit “A.”

15. Maintain in full force and effect a life insurance policy on the life of Roger Girard in an amount sufficient to protect BFEDD’s interest herein, and naming BFEDD as primary beneficiary or, at BFEDD’s option, ensure that the proceeds thereof are assigned to BFEDD. This requirement shall extend to any successor in interest of Roger Girard.

16. In the event that Borrower fails to make any payments as provided, or if the Borrower fails to follow or abide by any of the loan covenants agreed to in consideration of this Financing Agreement or breaches this agreement in any other manner and has been given fifteen (15) days written notice of such breach of, non-payment and/or inefficient operation or maintenance of the business, breach of loan covenants and has failed to correct the same, then the interest rate of any amount due on this Financing Agreement shall increase to thirteen (13%) per annum compounded on a monthly basis.

17. In the event that Borrower fails to make any payment as provided, of if Borrower fails to efficiently operate and/or maintain the Project, or breaches this Agreement in any other manner and has been given fifteen (15) days’ written notice of such breach, non-payment, or inefficient operation or maintenance, and has failed to correct the same, then all outstanding amounts of principal and interest of this loan shall become due and payable immediately, and BFEDD may pursue any legal remedy available to it to secure prompt payment of any and all monies owned by Borrower. Nothing herein shall preclude BFEDD from waiving any breach or breaches, which, in the sole judgment of BFEDD, are not substantial or do not affect the repayment of the loan herein prescribed. Waiver by BFEDD of any one or more breaches shall not be deemed a waiver of the right of BFEDD to pursue any legal remedy, which it may have with regard to any other breach or breaches. The remedies provided by this paragraph are cumulative and in addition to and independent of any other remedies given BFEDD by law, and may include the requirement that Borrower avail itself of management assistance available through sources other than Borrower’s.

18. Borrower shall indemnify, hold harmless, and defend BFEDD, its officers, agents, and employees against any and all claims, demands, damages, and costs arising out of acquisition, development, operation, or maintenance of the property or Project described herein, except for liability arising out of the concurrent or sole negligence of the BFEDD, its officers, agents, or employees.

19. In the event the BFEDD is named as co-defendant with Borrower in any court proceeding, Borrower shall bear any BFEDD costs incurred for any representation that BFEDD may require. In this regard, BFEDD shall include its associated entities.

20. Borrower is a Washington Foreign profit corporation and agrees to do all things necessary to maintain its legal corporate status, and shall furnish to BFEDD evidence necessary to show that the corporate status is maintained during the term of this Agreement.

21. Borrower warrants:

(a) That this Project is or will be located within the boundaries of Benton County. If Borrower removes its headquarters/head office/principal place of business of the Project facilities from this area, all principal and accrued interest then owed by Borrower hereunder will automatically become due and payable in full.

(b) That this Project is in compliance with all applicable local, state, and federal land use and permit requirements.

(a)  That if the Project involves construction then, if applicable, accessibility to the handicapped is assured by compliance with the standards of 41 CFR, Part 01.

(d) Borrower shall not discriminate against any employee or against any applicant for employment because of sex, race, religion, color, physical handicap, national origin, or marital status. Such provisions shall include, but not be limited to, the following: employment, layoff or termination, rates of pay or other forms of compensation, and selection for training, including apprenticeship.

22.  BFEDD shall be under no obligation to disburse funds unless Borrower is in compliance with the following requirements, and Borrower shall comply with and require each of his contractors and subcontractors employed in the completion of the Project to comply with all applicable federal and state laws. In complying with these laws, Borrower agrees, among other things it till take all positive steps necessary, when required by BFEDD, to conform to the respective regulations issued hereunder, including the institution of enforcement proceedings, said regulations being attached hereto as Exhibit “D” and incorporated herein by reference and including, but not limited to:

(a)	The Davis-Bacon Act, as amended (40 U.S.C. 276a-276a(5); 42 U.S.C. 3222).

(b)	The Contract Work Hours Standard Act, as amended (40 U.S.C. 327-332)

(c)	The Copeland “Anti-Kickback” Act, as amended (40 U.S.C. 276(c); 18 U.S.C. 847)

(d)
No federally appropriated funds have been paid or will be paid by or on behalf of the undersigned to any person for influencing or attempting to influence an officer or employee of any agency, a member of Congress, an officer or employee of Congress, or an employee of a member of Congress in connection with the awarding of any Federal contract, the making of any Federal grant, the making of any Federal loan, the entering into of any cooperative agreement, and the extension, continuation, renewal, amendment, or modification of any Federal contract, grant, loan, or cooperative agreement.

(e)
If any funds other than federally appropriated funds have been paid or will be paid to any person for influencing or attempting to influence an officer or employee of any agency, a member of Congress, an officer or employee of Congress, or an employee of a member of Congress in connection with this Federal contract, grant, or cooperative agreement, the undersigned shall complete and submit Standard Form LLL, “Disclosure Form to Report Lobbying,” in accordance with its instructions.

(f)	Title VI of the Civil Rights Act of 1964, as amended (42 U.S.C. 2000(d) - 2000(d)(4)); and Executive Orders 11114, 11246, and 11375.

(g)	All applicable laws, rules, and regulations applicable under the Title IX EDA Revolving Loan Fund Grant to BFEDD.

(h)
All Block Grant Requirements (if applicable) under Exhibit “E” (attached hereto and incorporated herein by reference). In this regard, Borrower shall be required to execute and shall be bound by Exhibit “E” and its attachments.

23. In the event either party desires or is required to send notice to the other, such notice shall be deemed to have been given when mailed to the address set out below with first class postage fully prepaid thereon

TO LENDER:  Benton-Franklin Economic Development District
P.O. Box 217
Richland, Washington 99352

TO BORROWER: IsoRay Medical, Inc.
350 Hills Street, Suite 106
Richland, WA 99354

or to such other address as may be directed in writing.

24. Borrower agrees to make affirmative effort to hire low and moderate income persons and the long-term unemployed. Borrower will furnish to BFEDD documentation on persons hired as a result of the expansion, establishing whether newly hired employees meet this criterion. The form of reporting is attached hereto as Exhibit “F”, however, this form may be changed by BFEDD during the term of this Agreement.

25. Borrower warrants that, as a result of this loan, it intends to be able to increase its employment to forty (40) persons within forty-eight (48) months. This intent has been taken into consideration in granting this loan, and if Borrower is unable, for any reason, to attain this employment increase, BFEDD may, at its option, increase the interest on this loan by three and one-half percent (3-1/2%) to a total of Eleven percent (11%).

26. Borrower understands that this Agreement and the obligation of BFEDD to disburse funds pursuant to this Agreement are based entirely upon the availability of funds under the Economic Development Administration Title IX of the Public Works and Economic Development Act of 1965, as amended, and if for some reason the funds or any portion thereof cease to be available at any time, then the BFEDD is not liable for failure to complete the terms of this loan.

27. Borrower waives any claim or causes of action it may have against BFEDD for failure to advance the monies as provided for in this Agreement.

28. Failure to BFEDD to exercise any right—whether once or often—shall not be construed as a waiver of any covenant or condition or of the breach of such covenant or condition. Such failure shall also not affect the exercise of such rights without notice upon any subsequent breach of the same or any other covenant or condition.

29. Time is of the essence in this Agreement and its supporting documentation, including the Promissory Note and security instruments. This Agreement constitutes the only agreement between the parties and there are no other agreements, oral or written, pertaining to the subject matter herein.

30. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW AND BORROWER WILL MAKE NO CLAIM AGAINST BFEDD AS TO ANY ALLEGED ORAL AGREEMENTS OR COMMITMENTS BY OR FROM BFEDD, ITS AGENTS, EMPLOYEES, EMPLOYEES, OR OTHERS CLAIMING TO REPRESENT BFEDD.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

BENTON-FRANKLIN ECONOMIC DISTRICT  IsoRay Medical, Inc.

By: /s/ Gwen Luper	By: /s/ Roger Girard
Gwen Luper	Roger Girard, President, CEO
Title: Executive Director

/s/ Michael Dunlop
Michael Dunlop, Secretary/Treasurer/CFO

EXHIBIT A

BENTON-FRANKLIN ECONOMIC DEVELOPMENT DISTRICT
REGIONAL REVOLVING LOAN FUND
PROMISSORY NOTE

$230,000	15th September, 2004
Richland, Washington

This Promissory Note is given as evidence of the obligation of the undersigned to repay all sums which the BENTON-FRANKLIN ECONOMIC DEVELOPMENT DISTRICT (BFEDD) may advance to IsoRay, Medical, Inc. (BORROWER), pursuant to the terms of a Development Loan Agreement between BFEDD and BORROWER dated the 15th day of September, 2004 for Two Hundred Thirty Thousand Dollars ($230,000), which is the maximum amount to be loaned.

For value received, the undersigned promises to pay to the order of the BENTON-FRANKLIN ECONOMIC DEVELOPMENT DISTRICT at its office at 1622 Terminal Drive (P.O. Box 217), Richland, Washington 99352, or such other address as may be directed, the total unpaid principal balance of all advances, plus interest thereon at the rate of Seven and one-half percent (7.5%) per annum from the date funds are advanced, plus a loan servicing fee of one-half of one-percent (1/2%) per annum on the unpaid principal balance. Principal, interest, and service fees are payable in installments as follows:

1. Commencing on the 1st day of October 2004, and on the 1st day of each month for sixty (60) consecutive months thereafter, there shall be due monthly the payment of $2,855.00.

Each monthly payment shall be applied first to service charges, then interest, and then to principal. The entire balance, including principal, interest, and service charge shall be payable in full on or before the 1st day of October, 2009.

2. In the event Borrower fails to meet the employment projections set out in Paragraph 25 of the Development Loan Agreement of even date, BFEDD has the option of increasing, from date of written notice of intent to do so, the interest rate of 7.5 herein to eleven percent (11%).

Any payment hereunder that has not been received by BFEDD within fifteen (15) days of the due date shall be deemed to be late and a penalty of five percent (5%) of the payment due will be assessed as a late charge and shall be deducted before any application of the funds to principal or interest or service charges.

Disbursements under this loan shall be made in accordance with the Development Loan Agreement. Any such disbursements in conformity with the Development Loan Agreement shall be conclusively presumed to have been made to, or for the benefit of, IsoRay Medical, Inc., the BORROWER. The undersigned warrants that this loan is, and the disbursements hereunder are, for the purposes set forth in the Loan Agreement.

For value received, each party signing or endorsing this Promissory Note waives presentment, demand, protest and notice of non-payment and agrees to be bound as a principal and not as a surety and promises to pay all costs of collection, including reasonable attorney fees, whether or not suit is commenced. Should default be made in a payment of any installment when due, the whole sum of principal, interest, late fees, and loan maintenance fees shall become immediately due at the option of BFEDD, without notice.
In case of suit or action to enforce the terms of this Promissory Note, each party signing or endorsing this Promissory Note consents to the personal jurisdiction of the Washington courts and the federal courts located in the State of Washington and, at the option of the holder of this Promissory Note, venue may be in either Benton or Franklin County, Washington.

DATED this 15th day of September, 2004.

IsoRay Medical, Inc.
By: /s/ Roger Girard
Roger Girard, President, CEO

By: /s/ Michael Dunlop
Michael Dunlop, Secretary/Treasurer

Exhibit “A” - Page 1	Initials /s/ MFD
Initials /s/ RG

SECURITY AGREEMENT - EQUIPMENT
(Except Aircraft)

As security for the payment by IsoRay Medical, Inc., a Washington corporation (“Borrower”) to Benton-Franklin Economic Development District (“Bank”) of a promissory note executed by Borrower in favor of Bank now, in the past or in the future, together with interest thereon, and all renewals, modifications, or extensions thereof, (a) all existing and future obligations of any Borrower hereunder to Bank, direct, indirect or contingent, joint or several, whether or not such obligations are related to the original obligations being secured, by class or kind, are now contemplated by Borrower and Bank or are identified as being secured by the Collateral; and (b) all amounts advanced or expended by Bank for the maintenance or preservation of the Collateral, Borrower hereby grants to Bank a security interest in the following property (herein called “Collateral”):

IN ALL OF BORROWER’S EQUIPMENT, INCLUDING MACHINERY AND OFFICE EQUIPMENT, TOGETHER WITH ALL PARTS, FITTINGS, ACCESSORIES, AND SPECIAL TOOLS, AND RENEWALS OR REPLACEMENTS OF ALL OR ANY PART THEREOF; AND IN ALL WORK IN PROCESS AND FINISHED GOODS, WHETHER NOW OWNED OR HEREAFTER ACQUIRED BY BORROWER, AND LOCATED IN KENNEWICK, WASHINGTON including all current and future patents.

together with any and all accessories, equipment, parts, appliances and appurtenances now or hereafter a part thereof, substitutions therefore, accessions and repairs thereto, and the increase and increment thereof, and in case this Agreement specifically describes furniture, furnishings, machinery, equipment or appliances, then, in addition, Borrower grants Bank a security interest in all of the furniture, furnishings, equipment, appliances, and personal property of every kind and nature not specifically described herein, but not or hereafter owned by Borrower, or in which Borrower may have or may hereafter acquire any interest, and now or hereafter located at, upon or about, or located in or attached to buildings on, the premises at the address set forth below; Provided, however, that Bank’s security interest shall not attach to consumer goods, other than accessions or replacements, in which Borrower acquires an interest ten days subsequent to the time Bank gives value under the terms hereof.

THE BORROWER UNDERSTANDS AND AGREES THAT THE PROVISIONS APPEARING ON THE ATTACHED HEREOF CONSTITUTE A PART OF THIS INSTRUMENT AS FULLY AS IF THEY WERE PRINTED ON THE FACE HEREOF ABOVE THE BORROWER’S SIGNATURE.

DATED this 15th day of September, 2004.

IsoRay Medical, Inc.
By: /s/ Roger Girard
Roger Girard, President, CEO

By: /s/ Michael Dunlop
Michael Dunlop, Secretary/Treasurer/CFO

EXHIBIT “B”

TERMS AND CONDITIONS

1.
Borrower hereby warrants that Borrower is the sole owner and in possession of all the Collateral, and that the Collateral is free of all liens, encumbrances, and adverse claims, with the exception of the security agreements herein created. Borrower agrees, at his or her own expense, to appear in and defend any and all actions and proceedings affecting title to the Collateral or any part thereof, or affecting the security interest of Bank therein.

2.
Borrower hereby agrees: To do all acts which may be necessary to maintain, preserve, and protect the Collateral and to keep the Collateral in good condition and repair; not to cause or permit any waste or unusual or unreasonable depreciation thereof or any act for which the Collateral might be confiscated; to pay before delinquency all taxes, assessments, and liens now or hereafter imposed upon the Collateral; not to sell, lease, encumber, or dispose of all or any part of the Collateral; at any time upon demand of Bank, to exhibit to and allow inspection by Bank of the Collateral; not to remove or permit the removal of the Collateral, other than motor vehicles, from the premises where it is now located, nor of any motor vehicle from the State of Washington, nor to change the address where any motor vehicle is regularly garaged, without the prior written consent of Bank; to provide, maintain, and deliver to Bank policies insuring the Collateral against loss or damage by such risks in such amounts, forms, and companies as Bank requires with loss payable solely to Bank. If Bank takes possession of the Collateral, the insurance policy or policies and any unearned or returned premium thereon shall, at the option of the Bank, become the sole property of Bank upon Bank crediting the amount of any unearned premium upon the obligations secured hereby, such policies being hereby assigned to Bank.

3.
If Borrower fails to make any payment or do any act as herein required, then Bank, but without obligation so to do, and without notice to or demand upon Borrower, may make such payments and do such acts as Bank may deem necessary to protect its security interest in the Collateral, Bank being hereby authorized (without limiting the general nature of the authority herein conferred) to take possession of the Collateral, to pay, purchase, contest, and compromise any encumbrances, charge or lien which in the judgment of Bank appears to be prior or superior to its security interest, and in exercising any such powers and authority to pay necessary expenses, employ counsel and pay reasonable fees therefor, Borrower hereby agrees to repay immediately, and without demand, all sums so expended by Bank, including all reasonable attorney fees (including reasonable value of staff counsel) and related costs whether or not a suit is filed, an appeal is sought, or the matter is referred to arbitration, with interest from date of expenditure at the rate of twelve percent (12%) per annum.

4.
Any officer or employee of Bank is hereby irrevocably appointed the attorney-in-fact of Borrower, with full power of substitution, to sign any certificate of ownership, registration card, application therefor, affidavits, or documents necessary to transfer title to any of the Collateral, to receive and receipt for all licenses, registration cards, and certificates of ownership, and to do all acts necessary or incident to the powers granted to Bank herein, as fully as Borrower might. Borrower agrees to deliver to Bank all such certificates of ownership not in Bank’s possession.

5.
Borrower hereby assigns to Bank all rents, issues, income and profits of or from the Collateral. Any moneys received by Bank under the provisions hereof may at its option be applied upon any indebtedness secured hereby, or released.

6.
It is specifically understood and agreed by each and every person who is a Borrower hereunder or Guarantor hereof that Bank may from time to time and without notice release or otherwise deal with any person now or hereafter liable for the payment or performance of any obligation hereunder or secured hereby, and renew, extend, or alter the time of terms of payment of any such obligation, and release, surrender, or substitute any property or other security for such obligation, or accept any type of further security therefor, without in any way affecting the obligation hereunder of any Borrower or Guarantor; and consent is hereby given to delay or indulgence in enforcing payment or performance of any such obligation, and diligence, presentment, protest and demand and notice of every kind, as well as the right to require Bank to proceed against any person liable for the payment of any such obligation or to foreclose upon, dispose, or otherwise realize upon or collect or apply any other property, real or personal, securing any such obligation, as a condition or prior to proceeding hereunder, are hereby waived.

7.
Should: (1) default be made in the payment of any obligation, or breach be made of any warranty, statement, promise, term, or condition, contained herein or hereby secured; (2) any statement or representation made for the purpose of obtaining credit hereunder is determined by Bank to be false; or (3) Bank deem the Collateral inadequate or unsafe or in danger of misuse; the in any such event; Bank may, at its option and without demand first made and without notice to Borrower (if given, notice by ordinary mail to Borrower’s address shown herein being sufficient), do any one or more of the following: (a) Declare all sums secured hereby immediately due and payable; (b) immediately take possession of the Collateral wherever it may be found, using all necessary force so to do, or require Borrower to assemble the Collateral and make it available to Bank at a place designated by Bank which is reasonably convenient to Borrower and Bank, and Borrower waives all claims for damages due to or arising from or connected with any such taking; (c) Proceed in the foreclosure of Bank’s security interest and sale of the Collateral in any manner permitted by law, or provided for herein; (d) Sell, lease, or otherwise dispose of the Collateral at public or private sale, with or without having the Collateral at the place of sale, and upon terms and in such manner as Bank may determine, and Bank may purchase same at any such sale; (e) Retain the Collateral in full satisfaction of the obligations secured thereby; (f) Exercise any remedies of a secured party under the Uniform Commercial Code. Prior to any such disposition, Bank may, at its option, cause any of the Collateral to be repaired or reconditioned in such manner and to such extent as to Bank may seem advisable, and any sums expended therefor by Bank shall be repaid by Borrower and secured hereby. Bank shall have the right to enforce one or more remedies hereunder successively or concurrently, and any such action shall not stop or prevent Bank from pursuing any further remedy which it may have hereunder or by law. If a sufficient sum is not realized from any such disposition of Collateral to pay all obligations secured hereby, Borrower hereby promises and agrees to pay Bank any deficiency.

8.
If Bank takes possession of the Collateral and it contains any property other than Collateral, Bank is authorized, at Borrower’s sole option, to either (a) send such other property by ordinary mail, parcel post, freight, or other means to Borrower at the address show above, unless Borrower has notified Bank of a different address in writing; or (b) store such other property with a public warehouse for the account of Borrower and send to Borrower at such address by ordinary mail the warehouse receipt issued therefore. Such sending or store shall be at Borrower’s expense and risk and shall relieve Bank from all liability in connection with such property.

9.
The right to plead the statute of limitations as a defense to any and all obligations contained herein or secured hereby is waived, to the full extent permissible by law. Any Borrower who is a married person hereby expressly agrees that recourse may be had against his or her separate property for any deficiency after sale of the Collateral. Time and exactitude of each of the terms, obligations, covenants and conditions are hereby declared to be the essence hereof. No waiver by Bank of any breach or default shall be deemed a waiver of any breach or default thereafter occurring and the taking of any action by Bank shall not be deemed to be an election of that action, but rather the rights and privileges and options granted to Bank under the terms of this security agreement shall be deemed cumulative, the one with the other and not alternative.

SECURITY AGREEMENT
ACCOUNTS RECEIVABLE AND/OR INVENTORY

THIS AGREEMENT is entered into between IsoRay Medical, Inc. (“Borrower”) and Benton-Franklin Economic
Development District (“Bank”).

1. As used in this Agreement, the following terms shall have the following meanings:

A. “Accounts” means any right to payment for goods sold or leased, or to be sold or to be leased, or for services rendered or to be rendered no matter how evidenced, including accounts receivable, chattel paper, contract rights, purchase orders, notes, instruments, drafts, acceptances and other forms of obligations and receivables.

B. “Inventory” means all of Borrower’s goods, merchandise and other personal property which are held for sale or lease including those held for display or demonstration or out on lease or consignment or to be furnished under a contract of service or are raw materials, work in process or materials used or consumed, or to be used or consumed, in Borrower’s business, and shall include all general intangibles, proprietary rights, patents, trademarks, copyrights, plans, drawings, diagrams, schematics, assembly and display materials relating thereto.

C. “Collateral” means the property subject to Bank’s security interest.

D. “Obligations” means all loans, advances, debts, liabilities, obligations, lease payments, guarantees, covenants, and duties owing by the Borrower to Bank of any kind and description (whether or not evidenced by this Agreement, any note or other instrument or any other agreement between Bank and Borrower and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including, without limitation , any debt, liability or obligation owing from Borrower to others which Bank may have obtained by assignment or otherwise, and further including, without limitation, all interest and Bank costs and fees which Borrower is required to pay or reimburse by this Agreement.

E. Any words or phrases appearing in this Agreement and not defined in “A” through “D” above shall be defined where applicable in accordance with the various definitions set forth in the Uniform Commercial Code.

2. As security for any and all obligations of Borrower to Bank, whether now owing or hereafter incurred and whether direct, indirect, absolute, or contingent, Borrower hereby grants to Bank a security interest in the following property: (a) all present and future Accounts, chattel paper, security agreements and debts secured thereby, documents, notes, drafts, instruments, contract rights, general intangibles, all guarantees and security therefor and all returned goods; (b) all present and hereafter acquired Inventory wherever located, including, but not limited to, raw materials, work in process and finished goods, goods held for sale or lease, goods under lease or consignment held by others, and materials used or consumed in Borrower’s business; (c) all proceeds and products of the foregoing, including but not limited to money, the Collateral account, goods, insurance proceeds, and other tangible or intangible property received upon the sale or disposition of the foregoing; (d) all present and future patents, trade name and trademarks; (e) all present and future books and records pertaining to the foregoing and the equipment containing said books and records. So long as Borrower is indebted to Bank, Borrower will execute and deliver to Bank such assignments, including Bank’s standard forms of specific or general assignment covering individual accounts, notices, financing statements, or other documents and papers as Bank may require or give any third party, including the account debtors obligated on the Accounts, notice of Bank’s interest in the Collateral. All future loans or advances shall be secured by the Collateral, whether or not such future loans or advances are (a) related to the original obligations being secured, by class or kind, (b) now contemplated by Borrower and Bank, or (c) identified as being secured by the Collateral. Nothing contained in this Agreement shall be construed as obligating Bank to make any future loan or advance.

3. Until Bank exercises its rights to collect the Accounts and Inventory proceeds pursuant to this Agreement:

࿶ Borrower will collect with diligence all Borrower’s Accounts and Inventory proceeds; provided, that no legal action shall be maintained thereon or in connection therewith, without Bank’s prior written consent.

࿶ Borrower will collect with diligence all Borrower’s Accounts and Inventory proceeds; provided, that no legal action shall be maintained thereon or in connection therewith, without Bank’s prior written consent. Any collection of accounts by Borrower under which Bank has specifically made loans against, whether in the form of cash, checks, notes, or other instruments for the payment of money (properly endorsed or assigned where required to enable Bank to collect same) shall be in trust for Bank and Borrower shall keep all collections separate and apart from all other funds and property so as to be capable of identification as the property of Bank and deliver said collections daily to Bank in the identical form received. The proceeds of such collections when received by the Bank may be applied by Bank directly to payment of any obligation secured hereby, or at Bank’s option may be deposited in the Collateral Account. Bank shall have the right at all times and from time to time, in its sole discretion, to apply all or any part of the moneys in payment of any of the obligations secured hereby. In the event collections are deposited in the Collateral Account, Borrower acknowledges that payment on its obligations secured thereby shall not be made until such time as Bank applies the balance of the Collateral Account in payment of its obligations. Bank, in its sole discretion, may apply collections directly to any note(s) evidencing such obligations. Borrower shall pay Bank interest at the rate specified in Borrower’s note(s) evidencing such obligations on the amount of all such payments for a period of three business days subsequent to the date of credit to Borrower’s obligations. Any credit given by Bank upon receipt of said proceeds shall be conditional credit subject to collection. Returned items, at Bank’s option, may be charged to Borrower’s general account. Collections for such accounts shall be set forth on an itemized schedule, showing the name of the account debtor, the amount of each payment, and such other information as Bank may request.

4. Until Bank exercises its rights to collect the Accounts or Inventory proceeds pursuant to this Agreement, Borrower may continue its present policies with respect to returned merchandise and adjustments. However, Borrower shall immediately notify Bank of all cases involving returns, rejection, repossessions, and loss or damage of or to merchandise represented by the Accounts or constituting Inventory and of any credits, adjustments or disputes arising in connection with the goods or services represented by the Accounts or constituting Inventory.

5. Borrower represents and warrants to Bank: (a) if Borrower is a corporation, that Borrower is duly organized and existing in the State of its incorporation and the execution, delivery and performance hereof are within Borrower’s corporate powers, have been duly authorized and are not in conflict with law or the terms of any charger, by-law or other incorporation papers, or of any indenture, agreement or undertaking to which Borrower is a party or by which Borrower is bound or affected; (b) Borrower is the true and lawful owner of the Collateral, becomes subject to which is free and clear of all liens and encumbrances other than Bank’s security interest, therein; (c) each Account is, or at the time the Account comes into existence will be, a true and collect statement of a bona fide indebtedness incurred by the account debtor named therein in the amount of the Account for either merchandise sold and delivered (or being held subject to delivery instructions of the account debtor) to, or services rendered, performed and accepted by, the account debtor; (d) that there are or will be no defenses, counterclaims, or setoffs which may be asserted against the Accounts; (e) any and all financial information, including information relating to the Collateral, submitted by Borrower to Bank, whether previously or in the future, is or will be true and correct; (f) so long as Borrower is indebted to Bank, the representations and warranties contained herein shall have a continuing effect.

6. Borrower will: (a) furnish Bank from time to time such financial statements and information as Bank may reasonably request and inform Bank immediately upon the occurrence of a material adverse change therein; (b) furnish Bank periodically, in such form and detail and at such times as Bank may require, statements showing aging and reconciliation of the Accounts and collections thereof, and reports as to the Inventory and sales thereof; (c) furnish Bank periodically, in such form and detail and at such times as Bank may require, statements showing aging and reconciliation of Borrower’s accounts payable; (d) maintain a system of accounting in accordance with generally accepted accounting principals consistently applied, which system shall not be modified without the prior written consent of the Bank; (e) not enter into, modify or terminate any agreement with an accounting firm or service bureau for the preparation or storage of Borrower’s accounting records without the prior written consent of Bank which consent shall be conditioned upon the agreement of said accounting firm or service bureau to provide information requested by Bank; (f) permit Bank and any of its employees, officers or agents, upon demand, during Borrower’s usual business hours, or the usual business hours of third persons having control thereof, to have access to and examine all Borrower’s books relating to the Accounts and Inventory, Borrower’s obligations to Bank, Borrower’s financial condition and the results of Borrower’s operations and, in connection therewith, permit Bank or any of its agents, employees or officers to copy and make extracts therefrom; (g) maintain Inventory only at the following location(s); all locations and notify Bank in writing of each new or changed location at which Inventory is or will be kept, other than for temporary processing, storage or similar purposes, and any removal thereof to a new location of Borrower’s chief executive office and of each office at which books and records relating to the Accounts are kept; (h) promptly notify Bank of any attachment or other legal process levied against any of the Collateral and any information received by Borrower relative to the Collateral, including the Accounts, the Account debtors or other persons obligated in connection therewith, which may in any way affect the value of the Collateral or the rights and remedies of Bank in respect thereof; (I) reimburse Bank upon demand for any and all legal costs, including reasonable attorneys’ fees and other expenses incurred in collecting any sums payable by Borrower under Borrower’s loan or any other obligation secured hereby, enforcing any term or provisions of this Agreement or otherwise, or in the checking, handling, and collection of the Collateral and the preparation and enforcement of any agreement relating thereof; (j) provide, maintain and deliver to Bank policies insuring the Collateral against loss or damage by such risks and in such amounts, forms, and companies as Bank may require and with loss payable solely to Bank, and, in the event Bank takes possession of the Collateral, the insurance policy or policies and any unearned or returned premium thereof shall be at the option of Bank become the sole property of Bank, such policies and the proceeds of any other insurance covering or in any way relating to the Collateral, whether now in existence or hereafter obtained being hereby assigned to Bank; (k) do all acts necessary to maintain preserve and protect all inventory, keep all Inventory in good condition and repair and not to cause any waste or unusual or unreasonable depreciation thereof, (l) pay before delinquency all taxes, assessments, and liens now or hereafter imposed upon the Collateral or any portion thereof.

7. Bank may at any time without prior notice to Borrower, collect the Accounts and Inventory proceeds and may give notice of Bank’s security interest to any and all account debtors, and Borrower does hereby make, constitute and appoint Bank its irrevocable, true and lawful attorney with power to receive, open and dispose of all mail addressed to Borrower, to endorse the name of Borrower upon any checks or other evidences of payment that may come into the possession of Bank upon the Accounts or as proceeds of Inventory; to endorse the name of the undersigned upon any document or instrument relating to the Collateral; in its name or otherwise to demand, sue for, collect and give acquittances for; any and all moneys due or to become due upon the Accounts, to compromise, prosecute or defend any action, claim or proceeding with respect thereto; and to do any and all things necessary and proper to carry out the purpose herein contemplated.

8. Until the obligations secured hereby shall have been repaid in full, Borrower shall not, except in the ordinary course of business, sell, dispose of or grant a security interest in any of the Collateral other than to Bank.

9. Should (I) default be made in the payment of any obligation secured hereby, or breach be made of any warranty, statement, promise, term or condition contained herein; (ii) any statement or representation made for the purpose of obtaining credit hereunder is determined by Bank to be false; (iii) Bank deem the Collateral inadequate or unsafe or in danger of misuse; (iv) Borrower become insolvent, commit an act of Bankruptcy, or make an assignment for the benefit of creditors; (v) any proceeding be commenced by or against Borrower under any Bankruptcy, reorganization, arrangement, readjustment or debt or moratorium, law or statute; (iv) any writ of attachment, garnishment, execution or other legal process be issued against any property of Borrower or if any assessment for taxes against Borrower, other than real property, is made by the Federal or state government or any department thereof; (vii) any guarantor or endorser of any obligations secured hereby shall revoke or terminate a guarantee, make an assignment for the benefit of creditors, permit the appointment of a receiver over any part of such guarantor’s or endorser’s property; then in any such event, Bank may, at its option and without demand first made and without notice to Borrower, do any one or more of the following: (a) declare all Obligations secured hereby immediately due and payable; (b) immediately take possession of the Collateral wherever it may be found, using all necessary force so to do, or require Borrower to assemble the Collateral and make it available to Bank at a place designated by Bank which is reasonably convenient to Borrower and Bank, and Borrower waives all claims for damages due or arising from or connected with any such taking and to maintain possession of and dispose of the Collateral on any premises of the Borrower or under Borrower’s control; (c) proceed in the foreclosure of Bank’s security interest and sale of the Collateral in any manner permitted by law, or provided for herein; (d) sell, lease or otherwise dispose of the Collateral at public or private sale, with or without having the Collateral at the place of sale, and upon terms and in such manner as Bank may determine, and Bank may purchase same at any such sale; (e) retain the Collateral in full satisfaction of the Obligations secured hereby; (f) exercise any remedies of a secured party under the Uniform Commercial Code; (g) exercise the right of set off against any deposit account maintained with Bank by Borrower. Prior to any disposition of Collateral, Bank may, at its option, cause the Collateral to be repaired or reconditioned in such manner and to such extent as to Bank may seem advisable, any sums expended therefore by Bank shall be repaid by Borrower and secured hereby. Bank shall have the right to endorse one or more remedies hereunder successively or concurrently, and any such action shall not stop or prevent Bank from pursuing any further remedy which it may pursue hereunder or by law.

10. Nothing herein shall in any way limit the effect of the terms and conditions of any other security or other agreement executed by Borrower, but each and every condition hereof shall be in addition thereto.

EXECUTED this 15th day of September 2004.
IsoRay Medical, Inc.
By: /s/ Roger Girard
Roger Girard, President, CEO

By: /s/ Michael Dunlop
Michael Dunlop, Secretary/Treasurer/CFO